As filed with the Securities and Exchange Commission on October 31, 2022

Registration No. 333-147027

Registration No. 333-163370

Registration No. 333-221339

Registration No. 333-235756

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-147027

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-163370

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-221339

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-235756

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PZENA INVESTMENT MANAGEMENT, INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-8999751
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Pzena Investment Management, Inc.

320 Park Avenue

New York, New York 10022

(212) 355-1600

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Jessica R. Doran

Chief Financial Officer

Pzena Investment Management, Inc.

320 Park Avenue

New York, New York 10022

(212) 355-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Scott Golenbock, Esq.

Brett Nadritch, Esq.

Milbank LLP

55 Hudson Yards

New York, New York 10001

(212) 530-5000

Approximate date of commencement of proposed sale to the public: Not applicable

Pzena Investment Management, Inc. 2007 Equity Incentive Plan

Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan

Pzena Investment Management, Inc. Amended and Restated 2007 Equity Incentive Plan

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller Reporting Company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF

SECURITIES

These post-effective amendments (the “Post-Effective Amendments”) relate to the following registration statements on Form S-8 (together, the “Registration Statements”) filed by Pzena Investment Management, Inc. (the “Company”):

•

The Registration Statement on Form S-8 (Registration Statement No. 333-147027) (the “Pzena Investment Management, Inc. 2007 Equity Incentive Plan Registration Statement”), filed with the Securities and Exchange Commission (“SEC”) on October 30, 2007, registering 640,379 of the Company’s common stock, $0.01 par value (the “Common Stock”) (the “2007 Plan Shares”) to be issued to participants under the Company’s 2007 Equity Incentive Plan (the “2007 Plan”).

•

The Registration Statement on Form S-8 (Registration No. 333-163370) (the “Pzena Investment Management, Inc. 2007 Equity Incentive Plan Registration Statement”), filed with the SEC on November 25, 2009, registering an additional 6,419,279 shares of the Company’s Common Stock (the “November 2009 Additional 2007 Plan Shares”) to be issued to participants under the 2007 Plan.

•

The Registration Statement on Form S-8 (Registration No. 333-221339) (the “Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan Registration Statement”), filed with the SEC on November 3, 2017, registering 13,000,000 shares of the Company’s Common Stock and an indeterminate number of additional Class B Unit Awards, including rights to acquire Common Stock (the “2006 Plan Shares”) to be issued to participants under the Company’s 2006 Equity Incentive Plan (the “2006 Plan”).

•

The Registration Statement on Form S-8 (Registration No. 333-253756) (the “Pzena Investment Management, LLC Amended and Restated 2006 Equity Incentive Plan and Pzena Investment Management, Inc. Amended and Restated 2007 Equity Incentive Plan Registration Statement”), filed with the SEC on December 30, 2019, registering 12,000,000 shares of the Company’s Common Stock and an indeterminate number of additional Class B-1 Unit Awards, including rights to acquire Common Stock (the “December 2019 Additional 2006 and 2007 Plan Shares”) to be issued to participants under the Company’s 2006 Plan and the 2007 Plan.

The 2007 Plan Shares, the November 2009 Additional 2007 Plan Shares, the 2006 Plan Shares, and the December 2019 Additional 2006 and 2007 Plan Shares are collectively referred to as the “Shares”. The Shares were to be issued to participants under the 2007 Plan and the 2006 Plan (the “Plans”).

The Company is no longer issuing securities under the Plans. These Post-Effective Amendments to the Registration Statements are being filed in order to deregister all Shares that were registered under the Registration Statements and remain unissued under the Plans.

On October 31, 2022 the Company merged with and into the Panda Merger Sub, LLC pursuant to Section 264 of the Delaware General Corporation Law and Section 18-209 of the Delaware Limited Liability Company Act (the “Merger”), with Panda Merger Sub, LLC emerging as the surviving company (the “Transaction”).

In connection with the Transaction, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statements. Accordingly, pursuant to the undertaking contained in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering, the Company is filing these Post-Effective Amendments to the Registration Statements to deregister all such securities of the Company registered under the Registration Statements that remain unsold as of the effective time of the Transaction, if any.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of New York, New York, on October 31, 2022. The following person is signing these Post-Effective Amendments on behalf of the registrant in reliance upon Rule 478 under the Securities Act.

PZENA INVESTMENT MANAGEMENT, INC.

By:	/s/ Jessica R. Doran
Name: Jessica R. Doran
Title: Chief Financial Officer